                                                                   EXHIBIT 10.52


                        ADMINISTRATIVE SERVICES AGREEMENT

                                October 30, 1998

Harrah's Operating Company, Inc.
1023 Cherry Road
Memphis, TN 38117
Attention:  Judy Wormser

            Re:  Provision of Services

Ladies and gentlemen:

         Jazz Casino Company, L.L.C., a Louisiana limited liability company ("JCC") and wholly-owned subsidiary of JCC Holding Company, a Delaware corporation ("JCC Holding"), has requested Harrah's Operating Company, Inc., a Delaware corporation ("Service Provider") and a wholly-owned subsidiary of Harrah's Entertainment, Inc., a Delaware corporation ("HET"), to provide or otherwise perform certain services described on Schedule I attached hereto and incorporated herein by reference (the "Services") in connection with the operation of the land-based casino at 4 Canal Place, New Orleans, Louisiana 70130. JCC has determined that based on a number of factors, including, among others, the price at which the Services will be provided by Service Provider and the quality of the Services that can be provided by Service Provider, it is in JCC's best interest for Service Provider to provide the Services to JCC. In light of the foregoing, JCC hereby requests that Service Provider provide the Services upon the terms and conditions set forth in this administrative services agreement (this "Administrative Services Agreement").

         In consideration of the agreements, representations, and covenants set forth in this Administrative Services Agreement and for other good and valuable consideration, the parties hereto agree as of October 30, 1998, as follows:

         1. Provision of Services. Service Provider shall provide the Services in accordance with the terms and conditions of this Agreement. This Administrative Services Agreement is entered into pursuant to that certain Second Amended and Restated Management Agreement by and between Harrah's New Orleans Management Company (the "Manager") and JCC dated October 29, 1998 (the "Management Agreement") to document only the elective services to be provided by Manager and Manager's affiliates pursuant to Section 9.03 of the Management Agreement and the cost of certain Proprietary Systems being provided by Manager and Manager's affiliates pursuant to Section 9.04 of the Management Agreement. The Services shall not include any services of the Manager provided pursuant to the Management Agreement, any of the Harrah's Services as provided for in Article 11 of the Management Agreement, any services provided by pursuant to any written employee lease arrangement between HET or its subsidiaries and JCC Holding or its subsidiaries, including without limitation the Donald Stroessner, Bhavna Misty, Susie Bell and Libby Gehrman lease or other employment arrangements between HET and JCC and the Thomas Morgan lease arrangement between HET and JCC Development, or any other services otherwise agreed by the parties.

         2. Service Fee

            (a) In consideration for the provision of the Services, JCC agrees to pay Service Provider fees for the Services and to reimburse Service Provider for all reasonable costs and expenses incurred in providing the Services as set forth on Schedule I hereto. Service Provider shall provide JCC reasonably detailed invoices with respect to the Services at the end of each calendar month in which Services are provided. At the end of each calendar year, or as otherwise specified on Schedule I, Service Provider shall calculate actual amounts due in respect of any Services billed monthly on an estimated basis. Within sixty (60) days of the end of each calendar year, Service Provider shall provide JCC a true-up calculation as to the actual costs of such estimated Services for such year and provide JCC a creditor refund as to any over-payments or a billing as to any under-payments for such Services. Subject to the procedure for dispute resolution set forth below, JCC agrees to pay such monthly and annual true-up invoices within twenty (20) days after receipt thereof.

            (b) If JCC disagrees with any invoice submitted by Service Provider as required by Section 2(a) hereof, within fifteen (15) days after the date it has received such invoice, JCC shall notify Service Provider in writing of such disagreement, which notice shall state the basis for such disagreement. The parties shall then cooperate to resolve the dispute, with Service Provider providing JCC with such supporting documentation relating to the calculation of the cost of the Services as JCC may reasonably request.

         3. Limitation on Authority. Notwithstanding any provision of this Administrative Services Agreement, the responsibilities and authority of Service Provider hereunder are limited to the provision of the Services and matters related to the Services. This Administrative Services Agreement shall not, in the absence of a specific grant by JCC in writing, authorize Service Provider to take any other action other than in connection with the Services.




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         4. Term; Termination

            (a) This Administrative Services Agreement shall commence as of October 30, 1998, and the Services to be provided shall begin and end as of the dates described on Schedule I hereto. Unless earlier terminated in writing by JCC and Service Provider, this Administrative Services Agreement shall be effective until the earlier of (i) the expiration date of all Services as set forth on Schedule I hereto or (ii) thirty (30) days after written notice of termination from either party; provided, however, that JCC may terminate, at any time, less than all of the Services to be provided by Service Provider in accordance with Sections 4(b) and (c) hereof.

            (b) As to those Services identified in Schedule I hereto as "Severable Services," any one or more of such Severable Services shall terminate upon the earlier of (i) the termination date for each Severable Service as described on Schedule I hereto, (ii) thirty (30) days after written notice of termination to Service Provider by JCC describing the Services to be terminated or (iii) thirty (30) days after written notice of termination to JCC by Service Provider describing the Services to be terminated.

            (c) As to those Services identified in Schedule I hereto as "Bundled Services", all, but not less than all, of such Bundled Services shall terminate upon the earlier of (i) the termination for the Bundled Service as described on
Schedule I hereto, (ii) thirty (30) days after written notice of termination to Service Provider by JCC, or (iii) thirty (30) days after written notice of termination to JCC by Service Provider. Nothing in this Section 4(c) shall prohibit JCC or Service Provider from, in accordance with this Section 4(c), terminating any or all of the Severable Services without terminating the Bundled Services or terminating all of the Bundled Services without terminating the Severable Services.

         5. Indemnification

            (a) At all times during the term and after the termination of this Administrative Services Agreement, JCC shall indemnify, defend and hold harmless Service Provider and any of its affiliates, including, without limitation, HET, employees, agents, representatives, officers and directors (the "Indemnified Service Provider Parties") against any claim, action, suit, demand, damage, liability, costs or expenses (including reasonable attorneys fees) arising out of or in connection with the performance by Service Provider of the Services (except to the extent arising out of Service Provider's proven fraud, gross negligence or willful misconduct or with respect to any action taken by any Indemnified Service Provider Party in breach of this Administrative Services Agreement).

            (b) At all times during the term and after the termination of this Administrative Services Agreement, Service Provider shall indemnify, defend and hold







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harmless JCC and any of its affiliates, including, without limitation, JCC
Holding (but excluding, to the extent deemed an affiliate of JCC, HET and any affiliate of HET), employees, agents, representatives, officers and directors against any claim, action, suit, demand, damage, liability, costs or expenses (including reasonable attorneys fees) arising out of or in connection with the breach of this Administrative Services Agreement by Service Provider or the proven fraud, gross negligence or willful misconduct of Service Provider in connection with the performance of its obligations under this Administrative Services Agreement.

         6. Independent Contractor Status. Service Provider shall be deemed to be an independent contractor to JCC. Nothing contained in this Administrative Services Agreement shall create or be deemed to create the relationship of employer and employee, and no party to this Administrative Services Agreement shall, by reason hereof, be deemed to be a partner or a joint venturer of any other party hereto in the conduct of their respective businesses and/or the conduct of the activities contemplated by this Administrative Services Agreement. Except as specifically and explicitly provided in this Administrative Services Agreement, and subject to and in accordance with the provisions hereof, no party to this Administrative Services Agreement is now, shall become, or shall be deemed to be an agent or representative of any other party hereto with respect to the subject matter hereof.

         7. Further Assurances. The parties hereto agree to cooperate, to the extent reasonably necessary, by executing and delivering such other documents and instruments and taking such further action to carry out the intent of this Administrative Services Agreement.

         8. Entire Agreement. This Administrative Services Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof and all prior agreements, understandings, representations and warranties in regard to the subject matter hereof are and have been merged herein and are superseded hereby.

         9. Amendment

            (a) This Administrative Services Agreement, including, without limitation, Schedule I hereto, may not be amended, supplemented or otherwise modified other than by a writing executed by the parties hereto.

            (b) It is anticipated but not required that the parties hereto will from time to time and most likely on an annual basis in any event review the Services and fees therefor and determine whether to revise the scope or term of Services or the fees therefor, and to the extent of any such agreed revisions execute an amended Schedule I in accordance with Section 9(c) hereof. Such amended Schedules shall each be numbered




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serially in the upper left hand corner, with the first such Schedule attached hereto being version number 1.

            (c) The parties hereto may revise, update, or modify Schedule I hereto from time to time by means of both parties signing and serially numbering a copy of such revised, updated or modified Schedule I with the following at the end thereof: "This revised Schedule I hereby supersedes in its entirety all prior versions of this Schedule I and is hereby attached to and made a part of that certain Administrative Services Agreement dated October 30, 1998 between Jazz Casino Company, LLC and Harrah's Operating Company, Inc. Except as amended hereby, the Administrative Services Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this version number ___ of Schedule I to Administrative Services Agreement as of ______________.

                                            HARRAH'S OPERATING COMPANY, INC., a
                                            Delaware corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            JAZZ CASINO COMPANY, L.L.C., a
                                            Louisiana limited liability company

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

         10. Assignment; Successors and Assigns. This Administrative Services Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. Except as expressly provided in this Administrative Services Agreement, no party hereto shall, without the prior written consent of the other party, assign any rights or obligations of such party hereunder.

         11. Governing Law. This Administrative Services Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Tennessee without regard to the conflicts of laws principles of such state.

         12. Representations and Warranties; Further Assurances. Service Provider represents that the service fees set forth on Schedule I hereto fully compensate






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Service Provider for the cost of rendering the Services covered hereby. JCC and
Service Provider agree that the Services are being provided by Service Provider to JCC solely in exchange for the consideration enumerated herein. JCC and Service Provider further state that no inference or presumption shall be drawn from this Administrative Services Agreement that it is anything other than an "arm's length" transaction as set forth herein.

            Please acknowledge your acceptance and agreement to the foregoing by executing this Administrative Services Agreement in the space provided below as of the date of this Administrative Services Agreement. This Administrative Services Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement, binding the parties hereto.

                                         Very truly yours,

                                         JAZZ CASINO COMPANY, L.L.C.
                                         a Louisiana limited liability company

                                         By: /s/ Camile Fowler
                                            ------------------------------------
                                         Name: Camile Fowler
                                              ----------------------------------
                                         Title: Vice President
                                               ---------------------------------

ACCEPTED AND AGREED
as of October 30, 1998:

HARRAH'S OPERATING COMPANY, INC.,
a Delaware corporation

By: /s/ Judy T. Wormser
   ----------------------------------
Name: Judy T. Wormser
     --------------------------------
Title: Vice President
      -------------------------------




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Version Number 1

                                   Schedule I
                      to Administrative Services Agreement
                        New Orleans Systems and Services


Type of Services                                                                 Fees For Services
----------------                                                                 -----------------
I.       1998 System and Services

For the period from October 30, 1998 to
December 31, 1998, JCC received the following services:

         Open Access Compliance Tracking                                            $59 per hour
         information technology consulting with JCC to
         establish a systematic method of collecting,
         storing and reporting statistical information for
         the City of New Orleans Open Access Plans
         and Programs

II.      1999 System and Services

The services and fees for calendar 1999 are set forth below for the period from January 1, 1999 up to the Casino opening scheduled for October 30, 1999 (the
"Pre-Opening Period") and the remainder of the year after opening (the "Post-Opening Period")



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

Type of Services                                                                 Fees For Services
----------------                                                                 -----------------

A.       Severable Services

1.       Corporate Facilities                                             1999 projected costs spread evenly
         Office Space in Memphis; facilities services relate to           estimated at $34,610, consisting of the
         corresponding function and are bundled with that function.       following:
         The functions are:



                                                                         Pre Opening            Post-Opening
                                                                         -----------            ------------

                              property reporting                         $    6,678              $    1,336
                              market planning                                 5,078                   1,016
                              accounting systems administration               1,388                     278
                              payroll                                         1,342                     268
                              procurement                                       701                     152
                              compensation                                    4,108                     822
                              HRIS                                            4,268                     854
                              property tax                                    4,090                     818
                                                                              1,132                     226
                              other                                      ----------              ----------
                                                                         $   28,842              $    5,768


2.       Market research                                                  Pre-Opening estimated at $41,667,
         market information and planning                                  Post-Opening estimated at $8,333 based
                                                                          on assumed number of studies being managed

3.       Property, sales and use tax assistance - review state and        Pre-Opening estimated at $5,250 and
         local sales and use tax applications, recommend a sales tax      Post-Opening estimated at $1,050
         compliance process, sales and use tax training for JCC           payable in monthly installments for the
         employees, as requested, response to up to 10 specific sales     property tax services; $100 per hour for
         and use tax questions per month, represent in any sales or use   all other tax services
         tax audits, prepare and file appeals and represent JCC in
         appeals of audit decisions, recommendations regarding
         settlement or litigation of sales or use tax controversies, recommendation of counsel and administration of sales and use tax litigation

4.       Y2K reporting and assessment                                     Pass through billing for any external
                                                                          consultants or out-of-pocket costs

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

Type of Services                                                                 Fees For Services
----------------                                                                 -----------------

5.       Legal - legal services from Service Provider's in-house                 Lawyers at $75.00 an hour, legal
         counsel located outside of New Orleans; as requested by the             assistants at $22.00 an hour
         general counsel of Manager, including, without limitation,

         o   regulatory - assistance with regulatory
             filings and disciplinary matters and
             regulatory inquiries

         o   labor

             o  provide general advice regarding labor
                and employment law matters

             o  prepare/revise responses to EEOC
                and related claims

             o  negotiate labor union contracts

             o  provide union contract administration
                (e.g., contract interpretation and
                grievance and arbitration handling)

         o   operations

             o  security-regulatory (e.g. junkets and branch office)

             o  contracts (e.g. kiosk agreements)

             o  slot purchases/leases

             o  uninsurance litigation referred by JCC

             o  Total Gold

             o  national agreements (e.g. food
                purchasing, purchase orders, CocaCola,
                Juice Time, Nascar, etc.)

             o  other marketing contracts

6.       Miscellaneous                                                           pass through cost
         federal express and copies of HET manuals


Type of Services                                                                 Fees For Services
----------------                                                                 -----------------

7.       Risk Management                                                  Property insurance estimated at
         assist JCC in obtaining property, general liability and          $139,520 Pre-Opening and $47,202
         worker's compensation insurance pursuant to Exhibit C to the     Post-Opening based on property value
         Management Agreement                                             times the Adjustment Factor (as
                                                                          hereinafter defined); general liability
                                                                          insurance estimated at $60,000 Pre-Opening
                                                                          and $189,330 Post-Opening based on revenue
                                                                          times the Adjustment Factor; worker's
                                                                          compensation estimated at $230,000
                                                                          Pre-Opening and $267,447 Post-Opening based
                                                                          on payroll times the Adjustment Factor. The
                                                                          Adjustment Factor means the class rate plus
                                                                          claim adjustment fees and administrative
                                                                          cost


8.       Insurance Litigation                                             management of litigation - lawyers at $75.00 an
         management of insured litigation relating to the operation of    hour and legal assistants at $22.00 an hour
         the Casino (bundled with risk management services)




B.       Bundled Services

1.       Front of House Customer Products
         (Proprietary Systems pursuant to Section 9.04 of the Management Agreement)

         SDS Product                                                      Post-Opening - 2.1% of product costs - estimated
                                                                          at $8,250 based on assumption of 2,850 slot
                                                                          machines

         CMS Product (New Gaming)                                         Post-Opening - 3.5% of product costs - estimated
                                                                          at $120,310 based on assumption of 3,500 non
                                                                          poker gaming positions and $20 million of monthly
                                                                          gaming revenue

         WINet - Patron Database                                          Post-Opening -1.4% of product costs - estimated
                                                                          at $84,841 based on assumption of 150,000 active
                                                                          accounts and $20 million of monthly gaming
                                                                          revenue


Type of Services                                                                 Fees For Services
----------------                                                                 -----------------
                                                                          assumption of 150,000 active accounts and $20
                                                                          million of monthly gaming revenue

         WINet - Marketing Workbench                                      Post-Opening - 1.4% of product costs - estimated
                                                                          at $43,253 based on assumption of 150,000 active
                                                                          accounts and $20 million of monthly gaming
                                                                          revenue


         Kiosks                                                           Post-Opening - 1.5% of product costs - estimated at
                                                                          $2,168 based on assumption of 5 kiosks

         Teleservices                                                     Pre-Opening estimated at $19,000 and Post-Opening
         1-800-HARRAH'S reservation services                              estimated at $41,000 based on estimated call volume
                                                                          at $2.50 per call

                  SUBTOTAL FRONT OF HOUSE PRODUCTS                        $318,822 (estimated)

2.       Back of House Employee & Financial Products

         Employee Products                                                Post-Opening - 1.3% of product costs - estimated
                                                                          at $27,700 based on assumption of 2,400 employees


         Financial Products                                               Post-Opening - 1.3% of product costs reduced by
                                                                          fixed asset system cost - estimated at $21,515
                                                                          based on assumption of 2,400 employees

         Fixed Asset System                                               Post-Opening - 4.4% of Financial Products Cost -
                                                                          estimated at $1,000


Type of Services                                                                 Fees For Services
----------------                                                                 -----------------

         POS & Procurement Products                                       Post-Opening - 1.3% of product costs - estimated at
                                                                          $25,650 based on assumption of 2,400 employees

                  SUBTOTAL BACK OF HOUSE PRODUCTS                         $75,865 (estimated)

3.       Infrastructure Products

         Network Product                                                  Post-Opening - 1.2% of product costs - estimated
                                                                          at $29,364 based on assumption of 2,400 employees
                                                                          and 12 "rings"

         Infrastructure Product                                           Post-Opening - 1.2% of product costs - estimated
                                                                          at $8,194 based on assumption of 2,400 employees
                                                                          and 270 PC's

                  SUBTOTAL INFRASTRUCTURE PRODUCTS                        $37,557 (estimated)

4.       1998/1999 one time information technology implementation         $487,489
         charges for customer products, employee and financial
         products, infrastructure products and systems

5.       Human Resource Services

         Payroll                                                          Pre-Opening estimated at $1,029, Post-Opening
                                                                          estimated at $9,261, based on estimated volume of
                                                                          transactions and average cost of $2.25 per
                                                                          employee per month


         HRIS                                                             Pre-Opening estimated at $30,870, Post-Opening
                                                                          estimated at $7,719, based on estimated number of
                                                                          employees and cost of $1.60 per employee per
                                                                          month


Type of Services                                                                 Fees For Services
----------------                                                                 -----------------

         Compensation                                                     Pre-Opening estimated at $46,750, Post-Opening
                                                                          estimated at $9,350, based on estimated number of
                                                                          employees and cost of $1.95 per employee per
                                                                          month

         Benefits                                                         Pre-Opening estimated at $18,724, Post-Opening
                                                                          estimated at $19,200, based on cost of $4 per
                                                                          employee per month and fully operational 2,400
                                                                          employees and staff

         S&RP                                                             Pre-Opening estimated at $4,480, Post-Opening
                                                                          estimated at $584, based on cost of $5 per
                                                                          employee assuming 700 active 401K participants,
                                                                          preopening includes initial setup and
                                                                          administration

         Legal                                                            Lawyers at $75.00 an hour and legal assistants at
                                                                          $22.00 an hour

         legal services relating to employee benefits administration, including without limitation:

         o review 401(k) plan document and SPD. Assist in transition issues such as transfers of employees, service credit and enrollment

         o review group insurance plan documents and SPD for medical, dental and vision, and disability plans

         o provide advice on enrollment, eligibility and claims administration

         o review/assist on executive compensation, including stock option, restricted stock, bonus and deferred compensation plans

                  SUBTOTAL HUMAN RESOURCES SERVICES                       $147,967 (estimated)


Type of Services                                                                 Fees For Services
----------------                                                                 -----------------

6.       Accounting & Tax Services

         Property Reporting                                               Pre-Opening estimated at $18,510, Post-Opening
                                                                          estimated at $3,702, based on assumed services to
                                                                          be provided

         Fixed Asset Accounting                                           Post-Opening estimated at $200, based upon asset
                                                                          maintenance to be performed at property


         Procurement                                                      Post-Opening estimated at $4,540, based on assumed
                                                                          number of transactions

         Financial Accounting Systems Administration                      Pre-Opening estimated at $10,000 flat fee and
                                                                          Post-Opening estimated at $2,000 flat fee, based
                                                                          on cost divided by number of properties supported

                  SUBTOTAL ACCOUNTING & TAX SERVICES                      $38,952 (estimated)


III.     Estimated Billings and Annual True-Up

         The assumed opening date, numbers of employees, and other assumptions regarding the Services may not occur as assumed or projected. Where indicated, the fees for the Services are estimates based on assumptions. Actual fees for the Services in such cases will vary depending on the actual circumstances which may vary from the estimates. Monthly billings by Service Provider will be based on estimated amounts. A true-up to actual amounts will be calculated by Service Provider after the end of the calendar year, and a credit or refund will be made to JCC by Service Provider or a balance due will be billed to JCC by Service Provider, as the case may be.

            IN WITNESS WHEREOF, the undersigned have executed this Version Number 1 of Schedule I to Administrative Services Agreement as of October 30, 1998.


                                HARRAH'S OPERATING COMPANY, INC.,
                                a Delaware corporation

                                By:    /s/ Judy T. Wormser
                                   ---------------------------------------------
                                Name:  Judy T. Wormser
                                     -------------------------------------------
                                Title: Vice President
                                      ------------------------------------------

                                JAZZ CASINO COMPANY, L.L.C.,
                                a Louisiana limited liability company

                                By:    /s/ L. Camile Fowler
                                   ---------------------------------------------
                                Name:  L. Camile Fowler
                                     -------------------------------------------
                                Title: Vice President, Secretary and Treasurer
                                      ------------------------------------------